----------------------
                                                               EXHIBIT 99.1
                                                          ----------------------

[GRAPHIC OMITTED]
COMMUNITY WEST
BANCSHARES


445 PINE AVENUE, GOLETA, CA 93117

FOR IMMEDIATE RELEASE
CONTACT:   CHARLES  G.  BALTUSKONIS,  EVP/CFO
PHONE:     805-692-4409
E-MAIL:    CBALTUSKONIS@GOLETA.COM
URL:       HTTP://WWW.COMMUNITYWEST.COM
SYMBOL:    CWBC


COMMUNITY WEST BANCSHARES (CWBC) ANNOUNCES EARNINGS PER SHARE OF $.08 FOR FOURTH QUARTER AND $.38 FOR YEAR TO DATE

Goleta, California, January 21, 2004 - Community West Bancshares (Company) today announced operating results for year to date and the fourth quarter of 2003.

EARNINGS  SUMMARY

For the year ended December 31, 2003, the Company recorded net income of $2,183,000, or $.38 per share (basic and diluted), compared to net loss of $(1,270,000), or $(.22) per share (basic and diluted), for the year ended December 31, 2002. For the three months ended December 31, 2003 (2003 Q 4), the Company recorded net income of $452,000, or $.08 per share (basic and diluted), compared to net income of $979,000, or $.17 per share (basic and diluted), for the three months ended December 31, 2002 (2002 Q 4).

      YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002
      ---------------------------------------------------------------------

Net interest income after provision for loan losses decreased to $9,372,000 for the year ended December 31, 2003 from $11,611,000 for the year ended December 31, 2002. The provision for loan losses decreased to $1,669,000 for the year ended December 31, 2003 from $4,899,000 for the year ended December 31, 2002. The Company's non-interest expenses decreased to $16,736,000 for the year ended December 31, 2003 from $24,931,000 for the year ended December 31, 2002. The primary improvement reasons are the discontinuance of high loan-to-value (HLTV) and subprime loans, discontinued in 2002 Q 2, and short-term consumer loans, formally discontinued as of December 31, 2002. Also, the 2002 non-interest expenses include a $1,788,000 writedown for impairment of SBA interest only strips and servicing assets and a $1,381,000 lower of cost or market provision on loans held for sale.

     2003 Q 4 COMPARED TO 2002 Q 4
     -----------------------------

Net interest income after provision for loan losses decreased to $2,223,000 for 2003 Q 4 from $3,941,000 for 2002 Q 4. Net interest income before provision for loan losses decreased to $2,886,000 for 2003 Q 4 from $4,109,000 for 2002 Q 4. There was a general decline in interest rates and a product mix change in the quarterly comparison, which have narrowed the Company's net interest margin, but the primary reason for the margin decrease is the termination of the high-yield, short-term consumer lending business.

The provision for loan losses was $663,000 for 2003 Q 4 compared to $168,000 for 2002 Q 4. Comparatively, the provision for loan losses was lower in 2002 Q 4 as there were certain loans where the provision was reduced due to a payoff or an upgrade for an economic reason. Overall, the credit quality has continued to improve, beginning in 2002, primarily due to the Company's tightened credit underwriting standards and the discontinuance of certain aforementioned loan products. In addition, the securitized loan portfolio continues to stabilize and pay down.

The specific overhead elimination associated with short-term consumer loans, along with an ongoing internal cost reduction emphasis, contributed to a decrease in non-interest expenses to $4,014,000 in 2003 Q 4 from $4,547,000 in 2002 Q 4.

                             **********************

Lynda Nahra, President and Chief Executive Officer of the Bank, noted: "The results for 2003 Q 4 conclude a very successful year. Despite the continued difficult interest rate environment for the banking industry, we have remained focused on our business model and core competencies, and believe our Company is well positioned to take advantage of our business prospects. 2003 Q 4 is the Company's sixth consecutive profitable quarter."

CAPITAL

As of December 31, 2003, the Company had $34,331,000 in equity capital, or 11.28% of consolidated total assets, and book value per share was $6.02. Additionally, the Bank had a very strong risk-based capital ratio of 14.34% as of December 31, 2003.

COMPANY  OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Goleta National Bank, which has two full service branches, one in Goleta and one in Ventura, California. The principal business activities of the Company are Relationship Banking, Mortgage Lending and Small Business Administration Lending. The Bank is one of the nation's premier SBA lenders with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

                             **********************

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in 000's, except share and per share data)


                           Three Months Ended December 31,     Year Ended December 31,
                           -------------------------------  -----------------------------
                                2003            2002             2003           2002
                           --------------  ---------------  -------------  --------------

Interest income            $        4,985  $         7,098  $      20,383  $      29,976
Interest expense                    2,099            2,989          9,342         13,466
                           --------------  ---------------  -------------  --------------
Net interest income                 2,886            4,109         11,041         16,510
Provision for loan
losses                                663              168          1,669          4,899
                           --------------  ---------------  -------------  --------------
Net interest income
after provision for loan
losses
                                    2,223            3,941          9,372         11,611
Non-interest income                 2,476            2,561         10,675         11,398
Non-interest expenses               4,014            4,547         16,736         24,931
                           --------------  ---------------  -------------  --------------
Income (loss) before
income taxes
                                      685            1,955          3,311         (1,922)
Provision (benefit) for
income taxes
                                      233              976          1,128           (652)
                           --------------  ---------------  -------------  --------------
NET INCOME (LOSS)          $          452  $           979  $       2,183  $      (1,270)
                           ==============  ===============  =============  ==============

Earnings per share:
     Basic                 $         0.08  $          0.17  $        0.38  $       (0.22)
     Diluted                         0.08             0.17           0.38          (0.22)

Weighted average shares:
     Basic                      5,701,932        5,690,224      5,693,807      5,690,224
     Diluted                    5,827,918        5,695,301      5,758,200      5,690,224

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in 000's, except share and per share data)



                                                                 December 31
                                                           ------------------------
                                                              2003         2002
                                                           -----------  -----------

Cash and cash equivalents                                  $   22,056   $   31,094
Interest bearing deposits in other financial institutions         792        2,277
Investments                                                    21,280        6,824
Loans:
   Held for sale                                               41,838       43,284
                                                           -----------  -----------
   Held for investment                                        169,726      142,327
     Less: Allowance                                           (2,652)      (3,379)
                                                           -----------  -----------
     Net held for investment                                  167,074      138,948
                                                           -----------  -----------
   Securitized loans                                           37,386       66,195
     Less: Allowance                                           (2,024)      (2,571)
                                                           -----------  -----------
     Net securitized loans                                     35,362       63,624
                                                           -----------  -----------
       NET LOANS                                              244,274      245,856
                                                           -----------  -----------

Other assets                                                   15,848       21,159
                                                           -----------  -----------

       TOTAL ASSETS                                        $  304,250   $  307,210
                                                           ===========  ===========

Deposits                                                   $  224,855   $  219,083
Bonds payable                                                  26,100       50,473
Repurchase agreements                                          14,394            -
Other liabilities                                               4,570        5,567
                                                           -----------  -----------
       TOTAL LIABILITIES                                      269,919      275,123

Stockholders' equity                                           34,331       32,087
                                                           -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                           $  304,250   $  307,210
                                                           ===========  ===========

Shares outstanding                                          5,706,769    5,690,224

Book value per share                                       $     6.02   $     5.64
                                                           ===========  ===========

***********************************************************************************

Nonaccrual loans                                           $    7,174   $   13,965
SBA guaranteed portion                                         (4,106)      (8,143)
                                                           -----------  -----------

Nonaccrual loans, net                                      $    3,068   $    5,822
                                                           ===========  ===========